Exhibit 10.35

SECOND AMENDMENT TO

NOTE PURCHASE AGREEMENT

AND REPURCHASE DOCUMENTS

(Wachovia/NRF-Reindeer Ltd.)

THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of October 28, 2009 (this “Amendment No. 2”), is entered into by and among NRF—REINDEER LTD., a Cayman Islands exempted limited liability company, as the seller (together with its successors and permitted assigns, the “Seller”), NORTHSTAR REALTY FINANCE CORP., a Maryland corporation, as the guarantor (together with its successors and permitted assigns, the “Guarantor”), and WACHOVIA BANK, N.A. (LONDON BRANCH), as the purchaser (together with its successors and assigns, the “Purchaser”), and consented and agreed to by NRFC LUXEMBOURG HOLDINGS I S.À R.L. (together with its successors and permitted assigns, “NRFC Luxembourg”) and NRFC SUB-REIT CORP., as the pledgor (together with its successors and permitted assigns, the “Pledgor”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).

R E C I T A L S

WHEREAS, the Seller and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 29, 2007, as amended by the First Amendment to Note Purchase Agreement and Repurchase Documents, dated November 6, 2007 (“Amendment No. 1”) (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, including pursuant to Amendment No. 1 and this Amendment No. 2, the “Note Purchase Agreement”);

WHEREAS, the Seller desires to make certain modifications to the Repurchase Documents;

WHEREAS, the Guarantor desires to make certain modifications to the Guaranty Agreement and to reaffirm its obligations under the Guaranty Agreement;

WHEREAS, NRFC Luxembourg and the Pledgor desire to consent to the terms of this Amendment No. 2; and

WHEREAS, the Purchaser is willing to modify the Repurchase Documents as requested by the Seller and the Guarantor on the terms and conditions specified herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.                                          Amendment to Note Purchase Agreement.

(a)                                  The definition of “Administrative Standard” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Administrative Standard”: The Purchaser acting in its sole and absolute discretion exercised in good faith.”

(b)                                 The definition of “Aggregate Unpaids” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Aggregate Unpaids”:  At any time, an amount equal to the sum of the aggregate Purchase Price outstanding for the Transaction, the aggregate Price Differential outstanding, outstanding interest at the Default Rate, if any, Margin Deficits, if any, Breakage Costs, if any, Costs, if any, Increased Costs, if any, Taxes, if any, Additional Amounts, if any, expenses payable under Subsection 8(b) and all other amounts owed by the Seller to the Purchaser or by the Seller or any other Person under this Agreement, the Repurchase Documents and any other document or agreement delivered in connection with the transactions contemplated by this Agreement or the Repurchase Documents (whether due or accrued), including, but not limited to, any interest accruing after the occurrence of a filing of a petition for bankruptcy by the Seller, the Guarantor, the Pledgor or NRFC Luxembourg, regardless of whether such interest is an allowed claim under any Insolvency Laws.”

(c)                                  The definition of “Asset Value” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Asset Value”: As of any date of determination for the Purchased Items, the lesser of (1) the product of the Book Value of the Purchased Items times the Advance Rate and (2) the product of the Market Value of the Purchased Items times the Advance Rate, in each case, taking into account the maximum loan to value ratio determined by the Purchaser in its discretion; provided, however, the Asset Value of the Purchased Items may be reduced in the Purchaser’s discretion (in all cases subject to the Administrative Standard) for any reason by an amount determined by the Purchaser in its discretion (which amount may, in the Purchaser’s discretion, be reduced to zero) with respect to the Purchased Items, including, without limitation, (i) with respect to the Purchased Items (including the Mortgaged Property with respect thereto), the Mortgaged Property has deteriorated materially in value or the Mortgaged Property and/or any applicable asset or development plan are not performing as expected (whether related to construction progress, re-leasing, zoning, reserve balances, servicing and any other similar situations), including, without limitation, (A) the debt yield is less than the prior quarter (except for known and planned events pursuant to any asset business plan), (B) the lease-up plan or lot or condo sales differ from the original asset business plan, (C) the debt service reserve runs out with no replenishment feature or guaranty of interest, (D) any construction timeline greater than six (6) months is off the initial schedule, (E) cost overruns are greater than 15% to 20% or (F) required principal pay downs are not met, (ii) in respect of which there is a breach of a representation or warranty set forth in Subsection 5(w) of the Agreement or in any other subsection of Section 5 (to the extent such representation or warranty relates to the Purchased Items or the Mortgaged Property or the Purchaser’s rights or remedies with respect thereto), and in each case under this clause (ii) without regard to (A) knowledge or lack of knowledge of a breach, (B) any qualifications (if any) to such representations and warranties based on knowledge (regardless of how such knowledge is qualified or phrased) and (C) representations or warranties with respect to knowledge or lack of knowledge thereof, (iii) in respect of which the complete Asset File has not been delivered to the Purchaser within the time periods required by the Agreement, (iv) with respect to which a Collateral Default has occurred,  (v) with respect to which any funding commitment, funding obligation or any other obligation of any kind shall have been transferred to the Purchaser, (vi) for which an Asset Document or Asset File has been released from the possession of the Purchaser or its designee to the Seller or its designee and the same has not been returned to the Purchaser for a period in excess of twenty (20) calendar days, other than with the consent of the Purchaser, (vii) any portion (including any interest that is senior or pari passu to the Purchased Items) has been downgraded by any Rating Agency and/or (viii) with respect to which there has occurred any Insolvency Proceeding with respect to any Obligor or any co—participant or any Person having an interest in the Purchased Items or any related Mortgaged Property which is pari passu with, in right of payment or priority, the rights of the Purchaser in such Purchased Items.  Notwithstanding the foregoing or anything else contained in the Agreement, in the case of each reduction of the Asset Value by the Purchaser, the Purchaser shall act in accordance with the Administrative Standard.”

(d)                                 The definition of “Asset Valuation Period” is hereby added to Section 1 of Exhibit A to the Note Purchase Agreement:

““Asset Valuation Period”: As defined in clause (i) of the definition thereof set forth in the Credit Agreement.”

(e)                                  The definition of “Bi-Annual Principal Reduction” is hereby added to Section 1 of Exhibit A to the Note Purchase Agreement:

““Bi-Annual Principal Reduction”: Defined in the Credit Agreement.”

(f)                                    The definition of “Collateral Default” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Collateral Default”: With respect to the Note, the other Purchased Items, the Asset Documents and the Loan, any of the foregoing (a) that is, with respect to any default in payment of principal and/or interest, sixty (60) or more days delinquent under the terms thereof or, with respect to any other material payment default, seventy five (75) or more days delinquent under the terms thereof, or (b) for which there is a material non-monetary default (beyond any applicable notice and cure period) under the terms thereof (including, for the avoidance of doubt, any Insolvency Proceeding or Insolvency Event) which results in acceleration.”

(g)                                 The definition of “Credit Facility” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Credit Facility”: That certain facility evidenced by, among other agreements, the First Amended and Restated Credit Agreement, dated as of October 28, 2009, between by and among the NRFC WA Holdings, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings II, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings VII, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings X, LLC, a Delaware limited liability company, as a borrower, NRFC WA Holdings XII, LLC, a Delaware limited liability company, as a borrower, Northstar Realty Finance Corp., a Maryland corporation, as a guarantor, Northstar Realty Finance L.P., a Delaware limited partnership, as a guarantor, the several banks and other financial institutions as are or may from time to time become parties to the Credit Agreement (each, together with its successors and assigns, a “Lender” and collectively, the “Lenders”), and Wachovia, as administrative agent for the Lenders thereunder (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Credit Agreement”), as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(h)                                 The definition of “Credit Parties” is hereby added to Section 1 of Exhibit A to the Note Purchase Agreement:

““Credit Parties”: Defined in the Credit Agreement.”

(i)                                     The definition of “Extension Fee” is hereby deleted in its entirety from Section 1 of Exhibit A to the Purchase Agreement.

(j)                                     The definition of “Fixed Repurchase Date” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Fixed Repurchase Date”: October 28, 2012.”

(k)                                  The definition of “Guaranty Agreement” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Guaranty Agreement:  That certain Guaranty Agreement, dated as of March 29, 2007, as amended by that certain First Amendment to Note Purchase Agreement and Repurchase Documents, dated as of November 6, 2007, and that certain Second Amendment to Note Purchase Agreement and Repurchase Documents, dated as of October 28, 2009, executed by the Guarantor in favor of the Purchaser, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(l)                                     The definition of “Independent Director” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Independent Director”: A natural Person who (a) is not, at the time of initial appointment as Independent Director, and may not have been at any time during the five (5) years preceding such initial appointment or at any time while serving as Independent Director, (i) a stockholder, partner, member or direct or indirect legal or beneficial owner of the Seller, the Guarantor or any Subsidiary or Affiliate of the foregoing; (ii) a contractor, creditor, customer, supplier, director (with the exception of serving as the Independent Director of the Seller), officer, employee, attorney, manager or other Person who derives any of its purchases or revenues from its activities with the Seller, the Guarantor or any Affiliate or Subsidiary of the foregoing; (iii) a natural Person who controls (directly or indirectly or otherwise) the Seller, the Guarantor or any Affiliate or Subsidiary of the foregoing or who controls or is under common control with any Person that would be excluded from serving as an Independent Director under (i) or (ii), above; or (iv) a member of the immediate family of a natural Person excluded from serving as an Independent Director under clauses (i) or (ii) above, (b) is an employee of a nationally recognized organization that supplies independent directors and (c) otherwise satisfies the then current requirements of the Rating Agencies.  A Person who is an employee of a nationally recognized organization that supplies independent directors and who otherwise satisfies the criteria in clause (a) but for the fact that such organization receives payment from the Seller or the Guarantor for providing such independent director shall not be disqualified from serving as an Independent Director hereunder.”

(m)                               The definition of “Pricing Rate” contained in Section 1 of Exhibit A to the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

““Pricing Rate”: With respect to the Note, on any date of determination, a rate per annum equal to the sum of (a) the Rate plus (b) 350 basis points provided, however, during the continuance of an Asset Valuation Period, the 350 basis points set forth in clause (b) of this definition of Pricing Rate shall be increased to 400 basis points.”

(n)                                 The definition of “Revolving Loan” is hereby added to Section 1 of Exhibit A to the Note Purchase Agreement:

““Revolving Loan”: Defined in the Credit Agreement.”

(o)                                 The definition of “Restatement Date” is hereby added to Section 1 of Exhibit A to the Note Purchase Agreement:

““Restatement Date”: October 28, 2009.”

(p)                                 The definition of “Term Loan Average Advance Rate” is hereby deleted in its entirety from Section 1 of Exhibit A to the Note Purchase Agreement.

(q)                                 The definition of “Term Loan Collateral” is hereby deleted in its entirety from Section 1 of Exhibit A to the Note Purchase Agreement.

(r)                                    Section 4(i) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“If at any time during an Asset Valuation Period the Purchaser determines (based on such factors as the Purchaser determines to rely on its discretion, including but not limited to a credit analysis of the Mortgaged Properties and the current market conditions for the Note) that the Asset Value of the Note is less than the aggregate Purchase Price outstanding (a “Margin Deficit”), then the Purchaser may by notice (a “Margin Deficit Notice”) to the Seller require the Seller to transfer to the Purchaser cash in such amount that the aggregate Asset Value of the Note will thereupon equal or exceed the aggregate Purchase Price outstanding.  Notwithstanding anything to the contrary in this Agreement, the Seller shall transfer such cash to the Purchaser’s Account no later than forty-eight (48) hours after the Margin Deficit Notice shall be deemed to have been received under Section 11.  All cash transferred to the Purchaser pursuant to this Subsection 4(i) shall be deposited in the Purchaser’s Account and shall be applied on account of the Aggregate Unpaids.  The Purchaser’s election, in its discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists (including the same or a different Margin Deficit).”

(s)                                  Section 4(k) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“(k)                            (i) at all times while the Bi-Annual Principal Reduction is satisfied and to the extent the Note or other Purchased Items is repaid or prepaid in whole or part by the underlying Obligor of the Note or other Purchased Items, the outstanding Purchase Price for the Note or other Purchased Items is reduced for any reason or the Seller desires to voluntarily repurchase the Note or other Purchased Items or otherwise desires to reduce, repay or prepay the Purchase Price for the Note or other Purchased Items in whole or in part, the Seller shall, on or before the effective date of such repayment, prepayment, reduction or removal, pay an amount equal to 115% multiplied by the Purchase Price (or, in the case of partial repayments, partial prepayments or partial reductions, multiplied by the amount of such partial repayment, partial prepayment or partial reduction) (the “Release Prepayment”) for the Note or other Purchased Items, which shall be applied as follows:  the amount representing the fraction the numerator of which shall be 100 and the denominator of which shall be 115 (100/115) of the Release Prepayment shall be applied first, to the outstanding Purchase Price of the Note or other Purchased Items, and the fraction the numerator of which shall be 15 and the denominator of which shall be 115 (15/115) of the Release Prepayment shall be applied to the outstanding Term Loans and the Aggregate Unpaids (other than Purchase Price) in such manner and order as the Purchaser shall determine in its reasonable discretion and then, after payment in full of the Term Loans and Aggregate Unpaids, to the Revolving Loans in such manner and order as the Purchaser may determine in its reasonable discretion or (ii) at all times while the Bi-Annual Principal Reduction is not satisfied and to the extent the Note or other Purchased Items is repaid or prepaid in whole or part by the underlying Obligor of the Note or other Purchased Items, the outstanding Purchase Price for the Note or other Purchased Items is reduced for any reason or the Seller desires to voluntarily repurchase the Note or other Purchased Items or otherwise desires to reduce, repay or prepay the Purchase Price for the Note or other Purchased Items in whole or in part, the Seller shall, on or before the effective date of such repayment, prepayment, reduction or removal, pay an amount equal to the greater of (y) the outstanding Purchase Price (or, in the case of partial repayments, partial prepayments or partial reductions, the amount of such partial payment, partial prepayment or partial reduction) plus 50% of the Net Cash Proceeds received by the Seller for any sale of the Note or other Purchased Items (such Net Cash Proceeds not to include the amount of the outstanding Purchase Price) and (z) 125% of the outstanding Purchase Price (or, in the case of partial repayments, partial prepayments or partial reductions, 125% of the amount of such partial payment, partial prepayment or partial reduction) for the Note or other Purchased Items, which shall be applied as follows: first, to the outstanding Purchase Price, second, to the outstanding Term Loans and the Aggregate Unpaids (other than Purchase Price) in such manner and order as the Purchaser shall determine in its discretion, and, third, to the outstanding Revolving Loans in such manner and order as the Purchaser shall determine in its discretion.  Notwithstanding anything contained herein or in the Repurchase Documents to the contrary, the Note or Purchased Items shall not be released from the Purchaser’s Lien until, subject to other conditions in the Repurchase Documents (including, but not limited to, no Events of Default are existing) the Purchaser has received the outstanding Repurchase Price and all other Aggregate Unpaids for the related Transaction.”

(t)                                    Section 4(l) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“At any time that the Note or any other Purchased Item is the subject of a Collateral Default, the Seller shall transfer to the Purchaser cash such that the aggregate Purchase Price outstanding shall equal fifty percent (50%) of the Asset Value of the Note (determined in accordance with the definition of Asset Value) as of the date that the Note or such other Purchased Item went into Collateral Default (such date, the “Collateral Default Date”), with such payment to be made in three equal installments, with the first installment being due no later than the date that is twenty (20) days following the Collateral Default Date, the second installment being due no later than the date that is forty (40) days following the Collateral Default Date and the third installment being due no later than the date that is sixty (60) days following the Collateral Default Date; provided, however, if the Purchased Item is in Collateral Default during the three (3) year period following the Restatement Date and the aggregate Purchase Price outstanding and the outstanding principal balance of the Term Loans and/or Aggregate Unpaids is reduced by an amount greater than or equal to $90,000,000 prior to the date that is three (3) years from the Restatement Date, the first installment shall be due no later than the date that is forty (40) days following the Collateral Default Date, the second installment shall be due no later than the date that is eighty (80) days following the Collateral Default Date and the third installment shall be due no later than the date that is one hundred twenty (120) days following the Collateral Default Date; provided, further, however, if an Event of Default occurs, the payment required under this Section 4(l) shall be immediately due and payable.  All cash transferred to the Purchaser pursuant to this Subsection 4(l) shall be deposited in the Purchaser’s Account and shall be applied to the reduction of the outstanding Purchase Price of the Note and the other outstanding Aggregate Unpaids.”

(u)                                 The “and” appearing at the end of clause (x) of Section 6(g) is hereby deleted, the “.” appearing at the end of clause (xi) of Section 6(g) is hereby deleted and replaced with “; and” and a new clause (xii) is hereby added to Section 6(g) of the Note Purchase Agreement as follows:

“(xii)                       Collateral Default.  Promptly upon notice or knowledge thereof (and, in any event, within two (2) Business Days), provide written notice to the Purchaser if the Purchased Items becomes the subject of a Collateral Default.”

(v)                                 A new Section 6(v) is hereby added to the Note Purchase Agreement as follows:

“(v)                           Independent Director.  The Seller and the Guarantor shall provide the Purchaser at least ten (10) Business Days prior written notice of its removal or replacement of any Independent Director appointed with respect to the Seller.  The Seller and the Guarantor shall provide the Purchaser a copy of the executed agreement with respect to the appointment of any such Independent Director.  The identity and contact information for such Independent Director is set forth on Schedule I attached hereto, as such information may be updated from time to time by written notice to the Purchaser.”

(w)                               A new Section 6(w) is hereby added to the Note Purchase Agreement as follows:

“(w)                         Additional Covenants.  In the event that (i) the Seller, the Guarantor, the Pledgor or any other Credit Party or any Consolidated Subsidiary of the foregoing shall incur any additional secured Indebtedness on or after the Restatement Date, or amend the documentation for any secured Indebtedness of the Seller, the Guarantor, the Pledgor or any other Credit Party or any Consolidated Subsidiary of the foregoing outstanding on or after the Restatement Date, and (ii) such secured Indebtedness either requires or incorporates additional covenants, or amends any covenants, of the Seller, the Guarantor, the Pledgor or any other Credit Party or any Consolidated Subsidiary of the foregoing that (A) are the same as or similar to the Financial Covenants (as defined in the Credit Agreement)  or (B) require repayment of any such secured Indebtedness from any Equity Issuance (as defined in the Credit Agreement), any Debt Issuance (as defined in the Credit Agreement), any sale of any non-cash consideration received in connection with an Equity Issuance or Debt Issuance or any disposition of collateral not pledged in connection with such other secured Indebtedness facility by the Seller, the Guarantor, the Pledgor or any other Credit Party or any Consolidated Subsidiary of the foregoing in such a way as to make any covenant or repayment referred to in clauses (A) or (B) above (the “Additional Covenants”) more restrictive than provided for in the Repurchase Documents or the Credit Documents (as defined in the Credit Agreement), the Seller, the Guarantor and the Pledgor shall promptly (but in no event later than ten (10) Business Days thereafter) notify the Purchaser in writing of such occurrence.  If the Purchaser so elects within twenty (20) Business Days following receipt of such notice, then such Additional Covenants shall automatically be incorporated by reference into the Repurchase Documents without the need for further action by any party whatsoever.  Thereupon, the Purchaser shall have a separate and independent right to enforce such Additional Covenants.  The Purchaser may also elect to amend the Repurchase Documents to incorporate such Additional Covenants.  The Seller, the Guarantor and the Pledgor agree to cooperate in executing such amendments to the Repurchase Documents as the Purchaser may require in its reasonable discretion.  For the purposes of this Section, (x) the term Credit Parties shall include NRFC SUB-REIT Corp. and (y) the term Consolidated Subsidiaries shall not include: (1) NorthStar Corp.’s Wakefield venture and entities directly related to such venture, (2) NorthStar Real Estate Income

Trust, Inc. and its Subsidiaries, NorthStar Income Opportunity REIT I, Inc. and its Subsidiaries and any other public entities that may be part of NorthStar Corp.’s non-listed REIT initiative, (3) NorthStar Real Estate Securities Opportunity Master Fund, L.P. and its Subsidiaries, and (4) any other entities that may in the future be managed by NorthStar Corp. or its Affiliates that are not majority owned, directly or indirectly, by NorthStar Corp. “

(x)                                   The last sentence of Subsection 8(b) to the Note Purchase Agreement is hereby amended and restated in its entirety:

“On the Restatement Date and on each anniversary of such date, the Seller shall pay to the Purchaser an asset management fee (“Asset Management Fee”) of $5,000; provided, however, if the Seller pays all amounts due under this Agreement and the other Repurchase Documents on the Restatement Date, the Purchaser shall rebate the Asset Management Fee.”

(y)                                 Section 29 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“[Reserved].”

Section 2.                                          Guaranty Agreement.

(a)                                  The word “Limited” is hereby deleted from the title of the “Limited Guaranty Agreement” and henceforth the “Limited Guaranty Agreement” shall be titled the “Guaranty Agreement.”

(b)                                 The Section 1 of the Guaranty Agreement is amended and restated as follows:

“The Guarantor hereby absolutely, primarily, unconditionally and irrevocably guarantees, as primary obligor and as guarantor of payment and performance and not merely as surety or guarantor of collection, to the Purchaser subject to the terms of this Section 1 (i) the payment, when due, by maturity, acceleration or otherwise, of the Guarantee Indebtedness, and (ii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Seller under the Repurchase Documents strictly in accordance with the terms thereof (collectively, the “Guarantor Obligations” and, together with the Guarantee Indebtedness, the “Guarantee Liabilities”), in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due.  For the purposes hereof, the term “Guarantee Indebtedness” means any and all Indebtedness of the Seller or the Pledgor to the Purchaser (and any other related Persons specified in the Repurchase Agreement) in connection with the Repurchase Documents, including, but not limited to, the aggregate Repurchase Price outstanding, the aggregate Price Differential outstanding and all other Aggregate Unpaids outstanding, howsoever evidenced, whether existing now or arising hereafter, as such Guarantee Indebtedness may be amended, modified, extended, renewed or replaced from time to time.  For the avoidance of doubt, the Guarantor’s liability for the Guarantee Liabilities is for the full amount thereof and such Guarantee Liabilities are no longer limited to a fixed dollar amount.  Notwithstanding any provision to the contrary contained herein or in any of the other Repurchase Documents, the obligations of each Guarantor (if more than one) hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any Applicable Law of any state.  All payments under this Guaranty shall be in Euros.”

Section 3.                                          Repurchase Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Repurchase Documents shall remain in full force and effect in accordance with their terms.  All references to any Repurchase Document shall be deemed to mean each Repurchase Document as modified by this Amendment No. 2.  This Amendment No. 2 shall not constitute a novation of the Repurchase Documents, but shall constitute a modification thereof.  The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Amendment No. 2, as though such terms and conditions were set forth herein.

Section 4.                                          Representations.

Each of the Seller, the Guarantor and the Pledgor represents and warrants, as of the date of this Amendment No. 2, as follows:

(a)                                  it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and each jurisdiction where it conducts business;

(b)                                 the execution, delivery and performance by it of this Amendment No. 2 is within its corporate, company or partnership powers, has been duly authorized and does not contravene (1) its Governing Documents or its applicable resolutions, (2) any Applicable Law or (3) any Contractual Obligation or Indebtedness;

(c)                                  no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 2;

(d)                                 this Amendment No. 2 has been duly executed and delivered by it;

(e)                                  this Amendment No. 2, as well as each of the Repurchase Documents as modified by this Amendment No. 2, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f)                                    no default or Event of Default exists or will exist after giving effect to this Amendment No. 2;

(g)                                 each of the Repurchase Documents is in full force and effect and neither the Seller, the Guarantor nor the Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, actions, causes of action, demands, damages or liabilities of any kind or nature, in all cases whether legal or equitable, available to the Seller, the Guarantor, the Pledgor or any other Person with respect to (i) this Amendment No. 2,  the Note Purchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, (ii) the obligation of the Seller and the Guarantor to repay the Aggregate Unpaids and other amounts due under the Repurchase Documents or (iii) the Purchaser or the Purchaser’s respective officers, employees, representatives, agents, counsel or directors arising out of or from or in any way related to or in connection with the Note Purchase Agreement or the Repurchase Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Note Purchase Agreement or the other Repurchase Documents on or prior to the date hereof; and

(h)                                 except as specifically provided in this Amendment No. 2, the Aggregate Unpaids are not reduced or modified by this Amendment No. 2.

Section 5.                                          Conditions Precedent.

The effectiveness of this Amendment No. 2 is subject to the following conditions precedent:  (i) delivery to the Purchaser of this Amendment No. 2 duly executed by each of the parties hereto; (ii) delivery of legal opinions from Paul, Hastings, Janofsky & Walker LLP and Venable LLP with respect to the Seller and the Guarantor; (iii) the payment of a commitment fee in the amount of $879,848.89 to the Purchaser; (iv) the payment of all reasonable legal fees and expenses of Moore & Van Allen PLLC, as counsel to the Purchaser, in the amount to be set forth on a separate invoice; and (v) such other documents, agreements or certifications as the Purchaser may reasonably require.

Section 6.                                          Miscellaneous.

(a)                                  This Amendment No. 2 may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                                 The descriptive headings of the various sections of this Amendment No. 2 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                                  This Amendment No. 2 may not be amended or otherwise modified, waived or supplemented except as provided in the Note Purchase Agreement.

(d)                                 The interpretive provisions of Sections 2, 3 and 4 of Exhibit A to the Note Purchase Agreement are incorporated herein mutatis mutandis.

(e)                                  This Amendment No. 2 represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(f)                                    THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g)                                 Each of the Seller, the Guarantor and the Pledgor hereby ratifies the Note Purchase Agreement and the other Repurchase Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Note Purchase Agreement and the other Repurchase Documents applicable to it and (b) that it is responsible for the Aggregate Unpaids and the observance and full performance of its respective obligations under the Repurchase Documents.

(h)                                 This Amendment No. 2 is a Repurchase Document executed pursuant to the Note Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Note Purchase Agreement.

(i)                                     In consideration of the Purchaser entering into this Amendment No. 2, each of the Seller, the Guarantor and the Pledgor hereby waives, releases and discharges the Purchaser and the Purchaser’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with the Note Purchase Agreement or the Repurchase Documents, including but not limited to, any action or failure to act under the Note Purchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damage and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Note Purchase Agreement or the other Repurchase Documents.

(j)                                     The Guarantor (i) agrees to and consents to the terms and provisions of this Amendment No. 2, (ii) acknowledges and confirms that the Guaranty Agreement remains in full force and effect notwithstanding this Amendment No. 2, and (iii) reaffirms its obligations under the Guaranty Agreement.

(k)                                  The Purchaser acknowledges and agrees that, as of the Restatement Date, upon receipt of a payment in the amount of €13,000,414.83, the aggregate Purchase Price outstanding shall be €59,541,780.31.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Executed as a deed by:

THE SELLER:	NRF–REINDEER LTD.

	By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Executive Vice President
and Chief Investment Officer

Address for Notices:

NRF–Reindeer Ltd.
c/o Walkers SPV Ltd
Walker House, 87 Mary Street
George Town, Grand Cayman KY1–9001
Cayman Islands
	Attention:	Directors
	Facsimile No.:	(345) 949–7886
	Confirmation No.:	(345) 949–0100

[Signatures Continued on the Following Page]

THE PURCHASER:	WACHOVIA BANK, N.A. (LONDON BRANCH)

	By:	/s/ H. Lee Goins III
	Name:	H. Lee Goins III
	Title:	Director

Address for Notices:

Wachovia Bank, N.A. (London Branch)
c/o Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
	Attention:	Lee Goins
	Facsimile No.:	(704) 715–0066
	Confirmation No.:	(704) 383–2324

[Signatures Continued on the Following Page]

GUARANTOR:	NORTHSTAR REALTY FINANCE CORP.

	By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Executive Vice President
and Chief Investment Officer

[Signatures Continued on the Following Page]

Consented and agreed to by:

NRFC LUXEMBOURG HOLDINGS I S.À R.L.

By:	/s/ Daniel R. Gilbert
Name:	Daniel R. Gilbert
Title:	Executive Vice President
and Chief Investment Officer

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Executive Vice President
General Counsel and Secretary

Consented and agreed to by:

NRFC SUB-REIT Corp.

By:	/s/ Daniel R. Gilbert
Name:	Daniel R. Gilbert
Title:	Executive Vice President
and Chief Investment Officer

Schedule I

Independent Director

Identity	Contact Information
Jennifer A. Schwartz	CT Corporation System 1209 Orange Street Wilmington DE 19801 T 877-428-3477 F 302-658-5459 Jennifer.schwartz@wolterskluwer.com Vic.duva@wolterskluwer.com